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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                ----------------------

                               SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


     Filed by the Registrant /x/
     Filed by a Party other than the Registrant / /


     Check the appropriate box:
          / /  Preliminary Proxy Statement        / /  Confidential, For Use of
          /X/  Definitive Proxy Statement              the Commission Only
          / /  Definitive Additional Materials         (as permitted by
          / /  Soliciting Material Pursuant to         Rule 14a-6(e)(2))
               Rule 14a-11(c) or Rule 14a-12



                       ADVANCED DIGITAL INFORMATION CORPORATION
       ------------------------------------------------------------------------
                   (Name of Registrant as Specified in Its Charter)


       ------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   /X/  No fee required.
   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.



                            CALCULATION OF FILING FEE
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
                                                       PER UNIT PRICE OR OTHER
                                                         UNDERLYING VALUE OF
 TITLE OF EACH CLASS          AGGREGATE NUMBER OF       TRANSACTION COMPUTED          PROPOSED MAXIMUM
OF SECURITIES TO WHICH        SECURITIES TO WHICH       PURSUANT TO EXCHANGE         AGGREGATE VALUE OF
 TRANSACTION APPLIES:         TRANSACTION APPLIES:         ACT RULE 0-11:               TRANSACTION:          TOTAL FEE PAID:
-----------------------------------------------------------------------------------------------------------------------------
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

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

Amount Previously Paid:                      Filing Party:
                       --------------------                 --------------------

Form, Schedule or
Registration Statement no.:                  Date Filed:
                           ----------------                 --------------------

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

                       ADVANCED DIGITAL INFORMATION CORPORATION
                                  10201 WILLOWS ROAD
                            REDMOND, WASHINGTON 98073-9705

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD FEBRUARY 25, 1998

TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders (the "Annual Meeting") of Advanced Digital Information Corporation, a Washington corporation ("ADIC" or the "Company"), will be held on Wednesday, February 25, 1998 at 10:00 a.m., local time, at the Hyatt Regency Bellevue at Bellevue Place, 900 Bellevue Way N.E., Bellevue, Washington, for the following purposes:

     1.   To elect two directors, each to hold office for a three-year term;

     2. To consider and vote upon a proposal to approve the Advanced Digital Information Corporation Amended 1997 Stock Purchase Plan;

     3. To consider and vote upon a proposal to amend the Advanced Digital Information Corporation 1996 Stock Option Plan to increase the number of shares available for issuance thereunder by 400,000 shares and to effect certain other amendments; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Only holders of record of shares of ADIC Common Stock at the close of business on January 9, 1998, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting and adjournments or postponements thereof. Shareholders are cordially invited to attend the Annual Meeting in person.

                                   By Order of the Board of Directors

                                   Charles H. Stonecipher
                                   Secretary


Redmond, Washington
January 23, 1998

PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE RETURN ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                       ADVANCED DIGITAL INFORMATION CORPORATION
                                  10201 WILLOWS ROAD
                            REDMOND, WASHINGTON 98073-9705


                                   PROXY STATEMENT

     This Proxy Statement, which was first mailed to shareholders of Advanced Digital Information Corporation ("ADIC" or the "Company") on or about January 23, 1998, is furnished to shareholders of the Company (the "Shareholders") in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders to be held February 25, 1998, and any adjournments or postponements thereof (the "Annual Meeting"). A proxy may be revoked in writing at any time before it is exercised by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attending the Annual Meeting and voting in person. If the enclosed form of proxy is properly executed and returned, it will be voted in accordance with the instructions given, unless revoked. There were 9,703,324 shares of the Company's common stock (the "Common Stock"), the only security of the Company entitled to vote at the Annual Meeting, outstanding at January 9, 1998. Holders of a majority of those shares, present in person or represented by proxy, will constitute a quorum. Shareholders are entitled to one vote for each share of Common Stock held of record at the close of business on January 9, 1998, the record date for the Annual Meeting.

     The cost of soliciting proxies will be borne by the Company. Proxies will be solicited by certain of the Company's directors, officers and regular employees ("Team Members"), without additional compensation, personally or by telephone or telefax. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares of Common Stock for their expenses in forwarding solicitation materials to such beneficial owners.

     Each shareholder will be entitled to one vote for each share of Common Stock held. Directors will be elected by a plurality of the shares of Common Stock present by proxy or in person at the Annual Meeting. Holders of Common Stock are not entitled to cumulate votes in the election of directors. Abstention from voting on the election of directors will have no impact on the outcome of this proposal since no vote has been cast in favor of any nominee. There can be no broker nonvotes on this matter since brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares with respect to the election of a director. The Amended 1997 Stock Purchase Plan and the amendment to the 1996 Stock Option Plan will be approved if the votes cast in favor of the particular proposal by the shares entitled to vote and be counted collectively thereon exceed the votes cast against the particular proposal by the shares entitled to vote and be counted collectively thereon. Abstentions from voting and broker nonvotes on these proposals will have no impact on the outcome of these proposals since no vote has been cast for or against a proposal.

     The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than as stated in the accompanying Notice of Annual Meeting of Shareholders. The accompanying Proxy gives discretionary authority to the persons named therein to vote the shares in their best judgment if any other matters are properly brought before the Annual Meeting.

                                ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes. Each director was elected in 1996, prior to the spin-off of the Company from Interpoint Corporation ("Interpoint"), to hold office for one, two or three years to provide for staggered election of directors to three-year terms. One class is elected each year by the Shareholders. At the Annual Meeting, two directors will be elected to serve for terms of three years, expiring on the date of the Annual Meeting of Shareholders in 2001. Each director elected will continue in office until a successor has been elected or until resignation or removal in the manner provided by the Restated Bylaws of the Company. The names of nominees to the Board of Directors, each of whom is presently a director of the Company, and the names of directors whose terms will continue after the Annual Meeting are listed below.

     Unless otherwise instructed, the persons named in the accompanying Proxy intend to vote shares represented by properly executed proxies for the two nominees named below. If any nominee becomes unavailable for any reason or if a vacancy occurs before the election (which events are not anticipated), the proxies may be voted for a person to be selected by the Board of Directors.

     NOMINEES

          NAME AND AGE                                 DIRECTOR SINCE
          ------------                                 --------------

          Walter P. Kistler, age 78................          1996

     Mr. Kistler served as a Director of ADIC for 11 years prior to its acquisition by Interpoint in 1994 and as a Director of Interpoint from 1972 until its acquisition by Crane Co. in October 1996. Mr. Kistler has served as Chairman of the Board of Directors of Kistler Aerospace Corporation since 1993. Mr. Kistler served as Chairman Emeritus of the Interpoint Board of Directors from 1987 to 1996, and as its Chairman from 1974 to 1987. Mr. Kistler has also served as Chairman of Kistler-Morse Corporation (electronic equipment manufacturer) from 1972 to 1995. He studied at the University of Geneva and holds an M.S. in Physics from the Federal Institute of Technology in Zurich, Switzerland.

          Walter F. Walker, age 43.................          1996

     Mr. Walker served as a Director of Interpoint from 1995 until its acquisition by Crane Co. in October 1996. Mr. Walker has served as President of the Seattle Supersonics National Basketball Association basketball team (a subsidiary of Ackerley Communications, Inc.) since 1994. Prior to this, he served as President of Walker Capital (a money management firm) from March 1994 to September 1994 and as Vice President of Goldman Sachs & Co. (an investment banking firm) from 1987 to 1994. Mr. Walker also serves as a Director of Redhook Ale Brewery, Incorporated and Gargoyles, Inc. (eyeware manufacturer), as a member of the University of Virginia Board of Visitors and as a Director of the Washington State Special Olympics Board. He holds a B.A. in Psychology from the University of Virginia and an M.B.A. from Stanford University.

     CONTINUING DIRECTORS

          NAME AND AGE                            TERM EXPIRES   DIRECTOR SINCE
          ------------                            ------------   --------------

          John W. Stanton, age 42............         1999             1996

     Mr. Stanton served as a Director of ADIC for five years prior to its acquisition by Interpoint in 1994 and as a Director of Interpoint from 1988 until its acquisition by Crane Co. in October 1996. Mr. Stanton has served as Chairman of the Board and Chief Executive Officer of Western Wireless Corporation and its predecessor companies since 1992. Prior to this, he served as a Director of McCaw Cellular Communications, Inc. from 1987 to 1994, serving as Vice Chairman from 1988 to 1991. Mr. Stanton also serves as a Director of SmarTone Inc., a Hong Kong wireless communications company, and as a Trustee of Whitman College. He holds a B.A. in Political Science from Whitman College and an M.B.A. from Harvard Business School.

          Peter H. van Oppen, age 45 . . . .         1999              1986

     Mr. van Oppen has served as Chairman of the Board and Chief Executive Officer of ADIC since its acquisition by Interpoint in 1994, and as President from 1994 to 1997. He has served as a Director of ADIC since 1986. He served as Chairman of the Board of Interpoint from 1995 until its acquisition by Crane Co. in October 1996. He also served as President and Chief Executive Officer of Interpoint from 1989 until its acquisition by Crane Co. in October 1996, as President and Chief Operating Officer of Interpoint from 1987 to 1989, and as Executive Vice President for Finance and Operations of Interpoint from 1985 to 1987. Prior to 1985, Mr. van Oppen worked as a Consulting Manager at Price Waterhouse LLP and at Bain & Company in Boston and London. He has additional experience in medical electronics and venture capital. Mr. van Oppen also serves as a Director of Seattle FilmWorks, Inc. He holds a B.A. from Whitman College and an M.B.A. from Harvard Business School, where he was a Baker Scholar.

          Christopher T. Bayley, age 59. . .         2000              1996

     Mr. Bayley served as a Director of Interpoint from 1987 until its acquisition by Crane Co. in October 1996. He has served as a principal of The Madison Group, a public affairs consulting firm, since 1997 and prior to that was Chairman of New Pacific Partners (a Seattle and Hong Kong-based investment bank) since 1992. He served as President and Chief Executive Officer of Glacier Park Company (real estate development), and as Senior Vice President, Corporate Affairs of Burlington Resources Inc. (oil and gas exploration and production company) from 1985 to 1992 and 1989 to 1992, respectively. He is also a Director of The Commerce Bank and a member of the Board of Trustees of Scenic America, the International Music Festival of Seattle and the E.B. Dunn Historic Garden Trust. He holds an A.B. in History from Harvard University and a J.D. from Harvard Law School.

          Russell F. McNeill, age 86 . . . .         2000              1996

     Mr. McNeill served as a Director of Interpoint from 1977 until its acquisition by Crane Co. in October 1996. Mr. McNeill served as Secretary Emeritus of Interpoint from 1992 until its acquisition by Crane Co. in October 1996 and as its Secretary from 1977 to 1992. He is the former President of Old National Bank of Washington, and serves as Trustee Emeritus of Whitman College. He holds a B.A. in Mathematics and Physics from Whitman College.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the last fiscal year there were five meetings of the Board of Directors. All directors except Mr. Kistler attended at least 75% of all board and committee meetings of which they were a member.

     The Board of Directors has an Audit Committee, a Nominating Committee and a Compensation and Stock Option Committee. The Audit Committee, composed of Messrs. Kistler, McNeill and Walker, reviews with the Company's independent auditors the scope, results and costs of the audit engagement. During the last fiscal year, there were three meetings of the Audit Committee.

     The Nominating Committee, composed of Messrs. Bayley, van Oppen and Walker, nominates and recommends candidates for the Board of Directors. During the last fiscal year, there were no meetings of the Nominating Committee. Shareholders may nominate candidates for director when such candidate is nominated in compliance with the rules set forth in the Company's Restated Bylaws.

     The Compensation and Stock Option Committee, composed of Messrs. Bayley, Stanton and Walker, determines the salary and bonus to be paid to the Company's Chief Executive Officer and reviews the salaries and bonuses for those reporting to the Chief Executive Officer. The Committee also administers the Company's stock option plans and meets either independently or in conjunction with the Company's full Board of Directors to grant options to eligible individuals in accordance with the terms of each plan. During the last fiscal year, there were three meetings of the Compensation and Stock Option Committee.

     COMPENSATION OF DIRECTORS; STOCK OPTION PROGRAM

     Nonemployee directors are paid a retainer of $1,000 per quarter and $500 for each Board of Directors meeting attended. The employee director is not paid any fees for serving as a member of the Board of Directors. Audit Committee members are paid $500 for each meeting attended.

     Under the Advanced Digital Information Corporation 1996 Stock Option Plan (the "1996 Option Plan"), each director who is not an employee of the Company (an "Eligible Director") receives a nonqualified stock option for 5,500 shares of Common Stock upon his or her initial election or appointment. Such options vest in four equal annual installments of 1,375 shares each beginning one year after the date of grant. The 1996 Option Plan also provides for an annual grant of options to purchase 1,000 shares of Common Stock to each Eligible Director on the date of each annual meeting of Shareholders. Such options vest on the date of the next annual meeting of Shareholders and expire after five years. If the amendments to the 1996 Option Plan described below are approved, the annual grant of options to each Eligible Director will increase to 2,000 shares of Common Stock. The 1996 Option Plan is administered by the Compensation and Stock Option Committee of the Board of Directors.

                  PROPOSAL TO ADOPT AMENDED 1997 STOCK PURCHASE PLAN

     On August 20, 1997, the Company's Board of Directors unanimously adopted, subject to Shareholder approval, the Advanced Digital Information Corporation 1997 Stock Purchase Plan (as amended on December 10, 1997, the Amended 1997 Stock Purchase Plan, referred to herein as the "Purchase Plan"). The Purchase Plan will provide a means for eligible Team Members of the Company and its subsidiaries to purchase shares of Common Stock on favorable terms through payroll deductions. The Board believes that adoption of the Purchase Plan will promote the interests of the Company and its Shareholders by assisting the Company in attracting and retaining Team Members and by aligning Team

Members' interests though their purchases of Common Stock with the interests of the Company's Shareholders.

     A copy of the Purchase Plan is attached to this Proxy Statement as Appendix A and is incorporated herein by reference. The following description of the Purchase Plan is a summary and does not purport to be a complete description. See Appendix A for more detailed information.

DESCRIPTION OF THE PURCHASE PLAN

     SHARES SUBJECT TO THE PURCHASE PLAN. An aggregate of up to 500,000 shares of Common Stock is authorized for issuance under the Purchase Plan, subject to adjustment from time to time for stock dividends and certain other changes in capitalization as provided in the Purchase Plan.

     ADMINISTRATION. The Purchase Plan will be administered by the Board of Directors or the Compensation and Stock Option Committee (the "Committee"), except to the extent administrative authority is delegated to an executive officer of the Company in accordance with the terms of the Purchase Plan (the "Plan Administrator"). The Plan Administrator is authorized to administer and interpret the Purchase Plan and to make such rules and regulations as it deems necessary, subject to the requirements of the Purchase Plan and Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

     ELIGIBILITY. The Purchase Plan is an employee benefit program that enables eligible Team Members to purchase shares of Common Stock at a discount through payroll deductions without incurring broker commissions. To participate, a Team Member must have been employed for at least three months, and his or her' customary employment must be for more than 20 hours per week and more than five months in any calendar year. A Team Member is not eligible to continue participation in the Purchase Plan if his or her employment is voluntarily or involuntarily terminated, or if the Team Member owns or will own, as a result of such participation, shares possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any related corporation. As of January 9, 1998, approximately 215 of the Company's Team Members would be eligible to participate in the Purchase Plan, including each of the named executive officers (as hereinafter defined). Nonemployee directors of the Company are not eligible to participate in the Purchase Plan.

     STOCK PURCHASES. The Purchase Plan is divided into six-month offering periods, beginning on March 1 and September 1 of each year. During these offering periods, participating Team Members accumulate funds in an account used to buy Common Stock through payroll deductions at a rate of not less than $10 nor more than 10% of the Team Member's' wages during each payroll period within the offering period. The Board of Directors or the Committee may establish offering periods of different lengths subject to the limitations set forth in the Purchase Plan, and may establish shorter consecutive purchase periods within an offering period. The Purchase Plan will initially be implemented with two coextensive six-month offering and purchase periods each year.

     On the last business day of each purchase period (the "Purchase Date"), the Team Member's accumulated funds are used to purchase as many shares of Common Stock as his or her accumulated payroll deductions will allow, at the purchase price. The purchase price is 85% of the lesser of the market price of the Common Stock on (i) the first business day of the offering period and (ii) the Purchase Date. The Board of Directors or the Committee may establish higher purchase prices for subsequent offering periods. No participant may purchase more than $25,000 in fair market value of Common Stock for any calendar year under the Purchase Plan. On January 13, 1998, the average of the high and low sale prices of the Common Stock was $14.69 per share, as reported by the Nasdaq National Market.

     TERM, TERMINATION AND AMENDMENT OF THE PURCHASE PLAN. The Plan will terminate on August 20, 2007. The Board of Directors or the Committee has the power to amend, suspend or terminate the Purchase Plan, provided that the Board or the Committee may not amend the Purchase Plan without Shareholder approval if such approval is required by Section 423 of the Code.

FEDERAL INCOME TAX CONSEQUENCES

     The Company intends that the Purchase Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Section 423 allows an employer to grant "options" to its employees to purchase company stock at a stipulated price without having the employee realize taxable income at the time the option is granted or when exercised. Under Section 423, the Company is deemed to have granted an option on the first day of an offering period, and the Team Member is deemed to have exercised the option on the Purchase Date. The basis of the stock received on exercise of an option under the Purchase Plan is the exercise price paid for the stock. The Code imposes a holding period for favorable tax treatment upon disposition of Common Stock acquired under the Purchase Plan equal to the later of two years after the first day of an offering period and one year after the Purchase Date. When the Common Stock is sold after this holding period, the Team Member will realize ordinary income up to the amount of any discount (up to a maximum of 15%) from the market price of the Common Stock as of the first day of an offering period. Any further gain is taxed at capital gain rates. If the Common Stock is sold before the holding period expires, the Team Member will realize ordinary income to the extent of the difference between the price actually paid for the stock and the market price of the stock on the Purchase Date, regardless of the price at which the stock is sold. If the sale price is less than the market price of the Common Stock on the Purchase Date, the Team Member will realize a capital loss equal to such difference.

     The Company may not take a deduction for the difference between the market price of the Common Stock and the purchase price paid for the Common Stock by the Team Member unless the Team Member disposes of the stock before the statutory holding periods expire.

RECOMMENDATION BY THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE ADOPTION OF THE ADVANCED DIGITAL INFORMATION CORPORATION AMENDED 1997 STOCK PURCHASE PLAN.

                       PROPOSAL TO AMEND 1996 STOCK OPTION PLAN

     The Advanced Digital Information Corporation 1996 Stock Option Plan (the "1996 Option Plan") provides a means whereby selected Team Members (including directors who are also Team Members), officers, consultants, advisors and agents of the Company may be granted incentive stock options ("ISOs") or nonqualified stock options ("NSOs") to purchase shares of Common Stock. In addition, Eligible Directors receive automatic awards of NSOs under the 1996 Option Plan. Approximately 125 persons are eligible to participate in the 1996 Option Plan. Currently, subject to adjustment required in the event of any recapitalization of the Company, the aggregate amount of Common Stock that may be issued upon exercise of all options granted under the 1996 Option Plan may not exceed 625,000 shares. On December 10, 1997, the Company's Board of Directors unanimously adopted an amendment to the 1996 Option Plan that, subject to Shareholder approval, would authorize an additional 400,000 shares to be available for the granting of options under the 1996 Option Plan, and would increase the annual grant of options to Eligible Directors to 2,000 shares of Common Stock. As of the date of this Proxy Statement, approximately 4,000 shares remain available for future grant under the 1996 Option Plan, and options to purchase approximately 621,000 shares of Common Stock are outstanding. On January 13, 1998, the average of the high and low sale prices of the Common Stock was $14.69 per share, as reported by the Nasdaq National Market.

     The Board believes that the additional option shares would, among other things, promote the interests of the Company and its Shareholders by assisting the Company in attracting, retaining and stimulating the performance of directors, officers and key Team Members. The Board believes that existing option grants have contributed substantially to the successful achievement of the above objectives and that the granting of stock options for these purposes is comparable with other high-technology companies.

     A copy of the 1996 Option Plan, as proposed to be amended, is attached to this Proxy Statement as Appendix B and is incorporated herein by reference. The following description of the 1996 Option Plan is a summary and does not purport to be a complete description. See Appendix B for more detailed information.

DESCRIPTION OF THE 1996 OPTION PLAN

     The Committee is currently the administrator of the 1996 Option Plan (the "Option Plan Administrator"). Subject to the terms of the 1996 Option Plan, the Option Plan Administrator determines the terms and conditions of options granted under the 1996 Option Plan, including the exercise price. The 1996 Option Plan provides that the Option Plan Administrator must establish an exercise price for ISOs that is not less than the fair market value per share at the date of grant. Each ISO must expire within ten years of the date of grant. However, if ISOs are granted to persons owning more than 10% of the voting stock of the Company, the 1996 Option Plan and the tax laws for ISOs provide that the exercise price may not be less than 110% of the fair market value per share at the date of grant and that the term of the ISOs may not exceed five years. NSOs expire ten years from the date of grant. Unless otherwise provided by the Option Plan Administrator, options granted under the 1996 Option Plan vest at a rate of 25% per year over a four-year period.

     Eligible Directors of the Company receive option awards under the 1996 Option Plan only in the form of automatic grants. These automatic grants are described above under "ELECTION OF DIRECTORS--Compensation of Directors; Stock Option Program."

     No option may be transferred by the optionee other than by will or the laws of descent or distribution, except for certain transfers that may be permitted by the Option Plan Administrator. An optionee whose relationship with the Company or any related corporation ceases for any reason (other than termination for cause, death or total disability, as such terms are defined in the 1996 Option Plan) may exercise options in the three-month period following such cessation (unless such options terminate or expire sooner by their terms), or in such longer period determined by the Option Plan Administrator. In the event the optionee is terminated for cause, the options terminate upon the Company's discovery of such cause. In the event the optionee dies or becomes totally disabled, options vested as of the date of death or total disability may be exercised prior to the earlier of the option's specified expiration date and one year from the date of the optionee's death or disability.

     In the event of certain corporate transactions, including certain mergers or a sale of substantially all the assets or a liquidation of the Company, each option that is at the time outstanding will automatically accelerate so that it will, immediately prior to such corporate transaction, become 100% vested, except that options other than those granted to Eligible Directors will not so accelerate if and to the extent (a) such option is, in connection with the corporate transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable award for the purchase of shares of the capital stock of the successor corporation or its parent corporation or (b) such option is to be replaced with a cash incentive program of the successor corporation that preserves the spread existing at the time of the corporate transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option. Any options that are assumed or replaced in the corporate transaction and do not otherwise accelerate at that time are accelerated in the event the holder's employment or other services should subsequently terminate within two years following such corporate transaction, unless such employment or services are terminated by the successor corporation for cause or by the holder voluntarily without good reason.

     Shares subject to options granted under the 1996 Option Plan that have lapsed or terminated may again be subject to options granted under the 1996 Option Plan. Furthermore, the Option Plan Administrator may offer to exchange new options for existing options, with the shares subject to the existing options being again available for grant under the 1996 Option Plan. No ISOs may be granted under the 1996 Option Plan after July 22, 2006.

FEDERAL INCOME TAX CONSEQUENCES

     The material U.S. federal income tax consequences to the Company and to any person granted an option under the 1996 Option Plan who is subject to taxation in the United States under the existing applicable provisions of the Code and the underlying Treasury Regulations are substantially as follows. The following summary does not address state, local or foreign tax consequences. Under present law and regulations, no income will be recognized by a participant upon the grant of stock options.

     Upon the exercise of an NSO, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the option price. Upon a later sale of those shares, the optionee will have short-term, mid-term or long-term capital gain or loss, as the case may be, in an amount equal to the differences between the amount realized on such sale and the tax basis of the shares sold. If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the option price), and the shares' holding period will begin on the day after the exercise date.

     If the optionee uses already-owned shares to pay the exercise price of an option in whole or in part, the transaction will not be considered to be a taxable disposition of the already-owned shares. The optionee's tax basis and holding period of the already-owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the exercise date (but not less than the amount of cash, if any, used in payment), and the holding period for such additional shares will begin on the day after the exercise date.

     The rules for the tax treatment of an NSO also apply to an ISO that is exercised more than three months after the optionee's termination of employment (or more than 12 months thereafter in the case of permanent and total disability, as defined in the Code).

     Upon the exercise of an ISO during employment or within three months after the optionee's termination of employment (12 months in the case of permanent and total disability), for regular tax purposes the optionee will recognize no income at the time of exercise (although the optionee will have income for alternative minimum income tax purposes at that time equal to the excess of the fair market value of the shares over the exercise price). If the acquired shares are sold or exchanged after the later of

(a) one year from the date of exercise of the option and (b) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option exercise price will be taxed to the optionee as capital gain or loss. If the shares are disposed of before such holding period requirements are satisfied, then the optionee will recognize taxable ordinary income in the year of disposition in an amount equal to the excess of the fair market value on the exercise date of the shares received over the option price paid (or generally, if less, the excess of the amount realized on the sale of the shares over the option price), and the optionee will have capital gain or loss, long-term, mid-term or short-term, as the case may be, in an amount equal to the difference between (i) the amount realized by the optionee upon that disposition of the shares and (ii) the option price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee.

     In all the foregoing cases the Company will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income, subject to certain limitations. Among these limitations is
Section 162(m) of the Code, under which certain compensation payments in excess of $1 million are not deductible by the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the Company's Chief Executive Officer or any one of the other four most highly compensated executive officers. Certain performance-based compensation is not subject to the limitation on deductibility. Options can qualify for this performance-based exception if they meet the requirements set forth in Section 162(m) of the Code and the underlying Treasury Regulations. The 1996 Option Plan has been drafted to allow compliance with those performance-based criteria.

RECOMMENDATION BY THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT OF THE ADVANCED DIGITAL INFORMATION CORPORATION 1996 OPTION PLAN.

                                 EXECUTIVE OFFICERS

     The following are executive officers of ADIC who will serve in the capacities noted until their successors are appointed:

         NAME                  AGE  POSITION
         ----                  ---  --------

      Peter H. van Oppen       45   Chairman of the Board and Chief
                                    Executive Officer

      Charles H. Stonecipher   36   President and Chief Operating Officer

      Michel R. Grosbost       51   President and General Manager, ADIC Europe

      William C. Britts        39   Vice President, Sales and Marketing

      Barry W. Brugman         53   Vice President, Operations

      Leslie S. Rock           40   Treasurer and Chief Accounting Officer

      Richard S. Sato          35   Vice President, Quality Assurance

      Nathan H. Searle         51   Vice President, Engineering

      Each executive officer of the Company is appointed annually by the Board of Directors.

      For a biographical summary of Mr. van Oppen see, "ELECTION OF DIRECTORS."

     CHARLES H. STONECIPHER. Mr. Stonecipher has served as President and Chief Operating Officer of ADIC since 1997 and as Senior Vice President and Chief Operating Officer of ADIC from 1995 to 1997. Prior to this, he served as Vice President, Finance and Administration and Chief Financial Officer of Interpoint from 1994 to 1995. Prior to joining Interpoint, Mr. Stonecipher worked as a Manager at Bain & Company in San Francisco from 1989 to 1994. Previously, he worked as an engineer at The Boeing Company. He holds B.S. and M.S. degrees in Mechanical Engineering from Stanford University, where he graduated Phi Beta Kappa, and an M.B.A. from Harvard Business School.

     MICHEL R. GROSBOST. Mr. Grosbost has served as President and General Manager, ADIC Europe since 1994. From 1988 to 1994, Mr. Grosbost served in various general management positions with Gigatape and GigaTrend Europe SARL, predecessor to ADIC Europe. From 1985 to 1988, Mr. Grosbost served as Vice President, International with Intertechnique. He holds an advanced degree in electrical engineering from the University of Grenoble, France.

     WILLIAM C. BRITTS. Mr. Britts has served as Vice President, Sales and Marketing of ADIC since 1995 and as Director of Marketing of ADIC in 1994. For seven years prior to joining ADIC, Mr. Britts served in a number of marketing and sales positions with Raychem Corporation and its subsidiary, Elo TouchSystems. He holds B.S. and M.S. degrees in Mechanical Engineering from Virginia Polytechnic Institute and an M.B.A. from Harvard Business School.

     BARRY W. BRUGMAN. Mr. Brugman has served as Vice President, Operations of ADIC since 1997, and as Vice President, Operations and Finance of ADIC from 1994 to 1997. He previously served as Vice President and General Manager of the Custom Hybrids Division of Interpoint from 1993 to 1994, Vice President of Operations of Interpoint from 1992 to 1993, and Vice President of Marketing of the Custom Hybrids Division of Interpoint from 1989 to 1992. He holds a B.S. in Electrical Engineering from U.C.L.A. and an M.B.A. from the University of Washington, where he was valedictorian.

     LESLIE S. ROCK. Ms. Rock has served as Treasurer and Chief Accounting Officer of ADIC since January 1997. Ms. Rock served as Treasurer and Secretary of Interpoint from 1994 until its acquisition by Crane Co. in October 1996 and was a consultant to Crane Co. from October 1996 until January 1997. She served as Interpoint's Vice President, Finance from 1989 to 1994, as its Chief Financial Officer from 1987 to 1994, and as its Controller from 1986 to 1994. Prior to 1986, she was an Audit Manager at KPMG Peat Marwick. She holds a B.A. in Accounting from California State University, Fullerton, and is a Certified Public Accountant.

     RICHARD S. SATO. Mr. Sato has served as Vice President, Quality Assurance of ADIC since June 1997. He previously served as Vice President, Power Products Division of Interpoint from 1995 through 1997. He served as Interpoint's Director of Operations, Power Products Division, from 1993 through 1995 and as its Manufacturing Manager from 1989 to 1993. He holds a B.S. degree in Ceramic Engineering from the University of Washington.

     NATHAN H. SEARLE. Mr. Searle has served as Vice President, Engineering of ADIC since 1988. From 1986 to 1988, Mr. Searle served as Vice President of IQ Technologies Inc. Mr. Searle co-founded Output Technology Corporation and served as its Vice President, Engineering from 1984 to 1985. He holds a B.S. in Electrical Engineering from California Polytechnic University.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the Company's Chief Executive Officer (the "CEO") and each of the five other most highly compensated executive officers of the Company (together with the CEO, the "named executive officers") during the fiscal year ended October 31, 1997 (and, where required, for the fiscal years ended October 31, 1996 and 1995) based on services rendered to Interpoint and ADIC.

                              SUMMARY COMPENSATION TABLE


                                                                                                  LONG-TERM
                                                                                                COMPENSATION
                                                         ANNUAL COMPENSATION                       AWARDS
                                         ----------------------------------------------------  --------------
                                                                                                  SECURITIES    ALL OTHER
   NAME AND                                                      BONUS($)     OTHER ANNUAL       UNDERLYING    COMPENSATION
PRINCIPAL POSITION                  YEAR       SALARY($)           (1)        COMPENSATION ($)     OPTIONS(#)    ($) (2)
-------------------------------     -----   -------------     ------------   -----------------  -------------  ------------
Peter H. van Oppen                  1997       $204,308         $110,000                           20,000         $4,750
Chairman and                        1996        221,000           96,067                          120,000            150
CEO(3)                              1995        212,493           20,636                               --            150

Charles H. Stonecipher              1997        153,486           87,500                           15,000          4,071
President and                       1996        122,442           49,165                           95,000            150
Chief Operating Officer(4)          1995        116,059            7,650                           20,000            150

Michel R. Grosbost                  1997        121,684(5)        36,842(5)                         5,000
President and General               1996        138,720(5)        26,300(5)                        41,500
  Manager,                          1995        138,720(5)         5,487(5)   $36,809(5)(6)        32,000
ADIC Europe(7)

William C. Britts                   1997        101,519           44,000                            5,000          1,900
Vice President,                     1996         93,094           20,936                           25,000            150
Sales and Marketing(8)

Barry W. Brugman                    1997        101,750           31,500                            2,000          2,327
Vice President,                     1996         94,074           23,338                           25,000            --
Operations (9)                      1995         92,040            8,000                              --             --

Nathan H. Searle                    1997        100,212           31,000                            2,000          3,146
Vice President,                     1996         96,403           22,985                           25,000            150
Engineering(10)                     1995         93,875            7,308                            6,000            150

---------------

(1) Consists of ADIC Bonus Plan awards for fiscal 1997 and Interpoint profit bonus and Management Incentive Plan awards for fiscal 1996 and 1995.

(2)  Consists of matching contributions to the 401(k) plan.

(3) Salary excludes cash-out of unused sick days and vacation days in accordance with Interpoint's flexible time-off plan, which was applicable to all Interpoint team members. Such cash-out amounted to $22,645 and $4,023 in fiscal 1996 and 1995, respectively. Also excludes $454,067 related to compensation for the buyout of Interpoint stock options in fiscal 1996 in connection with the acquisition of Interpoint by Crane Co.

(4) Salary excludes cash-out of unused sick and vacation days in accordance with ADIC's policy of not recognizing vacation accruals for officers. Such cash-out amounted to $12,451 in fiscal 1996. Also excludes $177,543 related to compensation for the buyout of Interpoint stock options in fiscal 1996 in connection with the acquisition of Interpoint by Crane Co.

(5) Assumes an exchange rate of French francs to U.S. dollars of 5.7:1 in fiscal 1997 and 5:1 in fiscal 1996 and 1995.

(6) Includes payments by ADIC Europe to two companies, which in turn compensated Mr. Grosbost for services rendered.

(7) Excludes $75,380 related to compensation for the buyout of Interpoint stock options in fiscal 1996 in connection with the acquisition of Interpoint by Crane Co.

(8) Salary excludes cash-out of unused sick and vacation days in accordance with ADIC's policy of not recognizing vacation accruals for officers. Such cash-out amounted to $10,417 in fiscal 1996. Also excludes $56,285 related to compensation for the buyout of Interpoint stock options in fiscal 1996 in connection with the acquisition of Interpoint by Crane Co.

(9) Salary excludes cash-out of unused sick and vacation days in accordance with ADIC's policy of not recognizing vacation accruals for officers. Such cash-out amounted to $7,723 in fiscal 1996. Also excludes $89,968 related to compensation for the buyout of Interpoint stock options in fiscal 1996 in connection with the acquisition of Interpoint by Crane Co.

(10) Salary excludes cash-out of unused sick and vacation days in accordance with ADIC's policy of not recognizing vacation accruals for officers. Such cash-out amounted to $4,870 in fiscal 1996. Also excludes $117,853 related to compensation for the buyout of Interpoint stock options in fiscal 1996 in connection with the acquisition of Interpoint by Crane Co.

STOCK OPTION GRANTS

     The following table sets forth certain information regarding options granted during the fiscal year ended October 31, 1997 to the named executive officers under the 1996 Option Plan.

                     OPTION GRANTS IN LAST FISCAL YEAR


                                           INDIVIDUAL GRANTS (1)
                           -----------------------------------------------------
                                                                                        Potential Realizable
                                          Percent of                                      Value at Assumed
                            Number of    Total Options                                  Annual Rates of Stock
                            Securities    Granted to                                     Price Appreciation
                            Underlying      Team         Exercise                        for Option Term(2)
                             Options      Members in      Price       Expiration       -----------------------
     Name                   Granted(#)    Fiscal Year    ($/Share)        Date           5%($)         10%($)
-------------------------   ----------    -----------    ---------    -----------      ---------     ---------
PETER H. VAN OPPEN           20,000          7.85%       $18.5625        8/20/02       $102,570      $226,652

CHARLES H. STONECIPHER       15,000          5.89%        18.5625        8/20/02         76,927       169,989

MICHEL R. GROSBOST            5,000          1.96%        18.5625        2/20/03         25,642        56,663

WILLIAM C. BRITTS             5,000          1.96%        16.5625        7/25/03         22,880        50,558

BARRY W. BRUGMAN              2,000           .78%        16.5625        7/25/03          9,152        20,223

NATHAN H. SEARLE              2,000           .78%        16.5625        7/25/03          9,152        20,223

---------------

(1) THESE OPTIONS VEST IN FOUR EQUAL ANNUAL INSTALLMENTS BEGINNING ONE YEAR AFTER THE DATE OF GRANT. THE PER SHARE EXERCISE PRICE REPRESENTS THE FAIR MARKET VALUE OF THE COMMON STOCK ON THE DATE OF GRANT. THE OPTIONS EXPIRE FIVE YEARS FROM THE DATE OF GRANT, EXCEPT FOR MR. GROSBOST, WHOSE OPTIONS EXPIRE FIVE AND ONE-HALF YEARS FROM THE DATE OF GRANT.

(2) FUTURE VALUE OF CURRENT YEAR GRANTS ASSUMING APPRECIATION OF 5% AND 10% PER YEAR OVER THE FIVE-YEAR OR TEN-YEAR OPTION PERIOD. THE ACTUAL VALUE REALIZED MAY BE GREATER THAN OR LESS THAN THE POTENTIAL REALIZABLE VALUES SET FORTH IN THE TABLE.

OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

     The following table sets forth certain information regarding options exercised in fiscal 1997 and options held as of October 31, 1997 by each of the named executive officers.

       AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES




                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                                   OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                                               OCTOBER 31, 1997(#)     OCTOBER 31, 1997($)(2)
                           SHARES                           -----------------------  -------------------------
                          ACQUIRED        VALUE
                         ON EXERCISE     REALIZED
       NAME                  (#)         ($)(1)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------      -------------   ----------      -----------   -------------   -----------   -------------
Peter H. van Oppen          107,482     $1,920,969         50,000        110,000       $450,953       $474,633

Charles H. Stonecipher       20,000        289,540         38,250        101,750        336,297        619,808

Michel R. Grosbost           11,000        137,253         10,375         50,125         48,869        342,643

William C. Britts             8,000        134,727          8,250         33,750         52,740        218,311

Barry W. Brugman             12,300        226,712         20,850         20,750        252,452         75,078

Nathan H. Searle                 --             --         35,650         24,850        494,792        134,401

--------------



(1) Value realized is determined by subtracting the exercise price from the fair market value on the date the options were exercised and multiplying the resulting number by the number of underlying shares of Common Stock.

(2) Value is calculated based on the difference between the option exercise price and the fair market value of the Common Stock as of October 31, 1997, times the number of shares.


REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON ANNUAL COMPENSATION

     The policy of the Committee with respect to executive officer compensation is that such compensation should (a) assist ADIC in attracting and retaining key executives critical to the Company's success, (b) align the interests of the executives with the interests of the Shareholders, (c) reflect ADIC's performance and (d) reward executives for their individual performance. Executive compensation includes base salary, bonuses based on Company performance and stock option grants. These programs are designed to provide incentives for both short- and long-term performance.

     BASE SALARY. The base salary of the CEO is set at an amount the Committee believes is competitive or somewhat below salaries paid to executives of companies of comparable size in similar industries and located within the local area. In evaluating salaries, the Committee relies upon surveys that provide data by industry and size of company, as well as knowledge of local pay practices as reported in financial periodicals or otherwise accessible to the Committee. Additionally, a review of the CEO's performance and a general review of the Company's financial and stock price performance are considered. The base salary for executive officers is reviewed annually. The CEO's base salary was increased from $200,000 to $220,000 on August 1, 1997.

     BONUSES. The ADIC Bonus Plan (the "ABP") is a noncontributory plan that covers all ADIC Team Members except certain personnel based outside the United States and commissioned sales staff. Bonuses are paid in a single, annual payment. The Board of Directors sets aside a portion of pretax profits for payment under the ABP based upon achievement of certain corporate performance goals established at the beginning of the year. These goals are primarily tied to operating profit and provide for significant growth in sales and profitability during the year. Upon achievement of these goals, ABP payment targets are set as a percentage of base compensation depending upon the Team Member's level of responsibility, with certain adjustments reflecting individual performance. Payment amounts are targeted to range between 8% and 50% of current base salary as of the end of the fiscal year. ABP payments are presented in the Summary of Compensation Table under the heading "Bonus."

     STOCK OPTION GRANTS. The Company provides its executive officers with long-term incentives through the 1996 Option Plan. The objective of the 1996 Option Plan is to provide incentives to maximize Shareholder value. The Committee relies upon surveys and general familiarity with the proportion of shares available for stock options in similar technology-based companies to determine appropriate grant levels. On August 20, 1997, the CEO was granted options to purchase 20,000 shares of Common Stock at an exercise price of $18.5625 per share subject to a four-year vesting schedule.

                       COMPENSATION AND STOCK OPTION COMMITTEE

                              John W. Stanton, Chairman
                                Christopher T. Bayley
                                   Walter F. Walker

PERFORMANCE GRAPH

     The following graph compares the cumulative total return to Shareholders on the Common Stock with the cumulative total return of the Nasdaq Computer Manufacturer Index and the Standard & Poor's 500 Index beginning on October 17, 1996, the first day of trading as a public company following the spin-off from Interpoint.

                                  PERFORMANCE GRAPH
                          COMPARISON OF CUMULATIVE RETURN(1)
                   AMONG ADVANCED DIGITAL INFORMATION CORPORATION,
                 NASDAQ COMPUTER MANUFACTURER INDEX AND S&P 500 INDEX

                                                        Nasdaq
                                         Standard      Computer
                               ADIC      & Poor's      Manufactu
                              Stock     500 Index      rer Index

10/17/96                      $100         $100          $100
10/31/96                       $85         $100           $97
10/31/97                      $127         $129          $128
--------------

(1) Assumes $100 invested in ADIC Common Stock at the close of the first day of trading on October 17, 1996. Similarly, assumes $100 invested in the Nasdaq Computer Manufacturer Index and the S&P 500 Index on October 17, 1996. Stock prices shown above for the Common Stock are historical and not necessarily indicative of future price performance.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires ADIC officers and directors, and persons who own more than 10% of a registered class of ADIC's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% Shareholders are required by SEC regulation to furnish ADIC with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 4 or 5 were required for those persons, ADIC believes that during fiscal 1997 all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, other than a late filing relating to one sale transaction by Walter P. Kistler, a director, a late filing relating to one sale transaction by Christopher T. Bayley, a director, and one sale transaction by Michel R. Grosbost, an executive officer, for which a late filing will be made in fiscal 1998.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table sets forth information as of January 9, 1998, with respect to the beneficial ownership of shares of Common Stock by (a) each person who is known by the Company to own beneficially 5% or more of the outstanding shares of Common Stock, (b) each director of ADIC, (c) each of ADIC's executive officers for whom compensation is reported in this Proxy Statement, and (d) all directors and executive officers of ADIC as a group. Except as noted, ADIC believes that the beneficial owners listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

                                                SHARES BENEFICIALLY OWNED
                                                --------------------------
    NAME                                         NUMBER           PERCENT
    ----                                         -------          -------


Fidelity Management & Research . . . . . .     1,019,000            10.5%
   One Federal Street
   Boston, MA 02109

John W. Stanton. . . . . . . . . . . . . .       332,464(1)          3.4%

Peter H. van Oppen . . . . . . . . . . . .       154,974(2)          1.6%

Walter P. Kistler. . . . . . . . . . . . .       146,150(1)(3)       1.5%

Nathan H. Searle . . . . . . . . . . . . .        63,150(4)           *

Christopher T. Bayley. . . . . . . . . . .        47,000(5)           *

Charles H. Stonecipher . . . . . . . . . .        44,250(6)           *

Michel R. Grosbost . . . . . . . . . . . .        14,375(7)           *

Barry W. Brugman . . . . . . . . . . . . .        27,450(8)           *

Walter F. Walker . . . . . . . . . . . . .        20,000(9)           *

William C. Britts. . . . . . . . . . . . .        13,250(10)          *

Russell F. McNeill . . . . . . . . . . . .         9,800(11)          *

All directors and executive officers
as a group (13 persons). . . . . . . . . .       879,488(12)         9.1%

---------------
*    Represents holdings of less than 1%.

(1) Includes 14,000 shares subject to issuance upon exercise of ADIC options that are exercisable within 60 days.

(2) Does not include 5,300 shares that are held in trust for Mr. van Oppen's minor children or 3,000 shares that are held in a trust (of which Mr. van Oppen serves as trustee) for the benefit of certain minor relatives of Mr. van Oppen, as to which he disclaims beneficial ownership. Includes 50,000 shares subject to issuance upon exercise of ADIC options that are exercisable within 60 days.

(3) Includes 81,500 shares owned by Foundation for the Future, of which Mr. Kistler is a trustee.

(4) Includes 37,150 shares subject to issuance upon exercise of ADIC options that are exercisable within 60 days.

(5) Includes 1,000 shares owned by Mr. Bayley's spouse. Includes 3,000 shares subject to issuance upon exercise of ADIC options that are exercisable within 60 days.

(6) Includes 42,250 shares subject to issuance upon exercise of ADIC options that are exercisable within 60 days.

(7) Includes 14,375 shares subject to issuance upon exercise of ADIC options that are exercisable within 60 days.

(8) Includes 20,850 shares subject to issuance upon exercise of ADIC options that are exercisable within 60 days.

(9) Includes 7,500 shares subject to issuance upon exercise of ADIC options that are exercisable within 60 days.

(10) Includes 13,250 shares subject to issuance upon exercise of ADIC options that are exercisable within 60 days.

(11) Includes 9,800 shares subject to issuance upon exercise of ADIC options that are exercisable within 60 days.

(12) Includes 226,800 shares subject to issuance upon exercise of ADIC options that are exerciseable within 60 days, 81,500 shares owned by Foundation for the Future, of which Mr. Kistler is a trustee, and 1,000 shares owned by Mr. Bayley's spouse. Does not include 5,300 shares that are held in trust for Mr. van Oppen's minor children or 3,000 shares that are held in a trust (of which Mr. van Oppen serves as trustee) for the benefit of certain minor relatives of Mr. van Oppen, as to which he disclaims beneficial ownership.


                                 CERTAIN TRANSACTIONS

     The Company leases its facility located in Redmond, Washington, from K-M Properties, a general partnership of which Walter P. Kistler, a director, is a partner. Rent payments for fiscal 1997 were $440,933.

     The Company reimburses Michel R. Grosbost, President and General Manager, ADIC Europe, for use of office space and equipment located in his residence in connection with the Company's sales operations in Europe. Rent payments for use of this office space and equipment in fiscal 1997 were $24,000.

                                 INDEPENDENT AUDITORS

     Price Waterhouse LLP was ADIC's independent auditor in fiscal 1997. A representative of Price Waterhouse LLP will be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement, if desired.

                    SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Proposals for Shareholder action that eligible Shareholders wish to have included in the Company's Annual Meeting of Shareholders to be held in February 1999 must be received by the Company at its principal executive offices on or before September 25, 1998.

                                    OTHER MATTERS

     The Company's Board of Directors knows of no other matters that may come before the Annual Meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement, the persons named in the Proxy intend to vote the Proxy in accordance with their best judgment.

                        ANNUAL REPORT AND FINANCIAL STATEMENTS

     A copy of the Company's Annual Report to Shareholders for the 1997 fiscal year which also includes the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1997 (including financial statements), accompanies this Proxy Statement.

                                                                 APPENDIX A


                       ADVANCED DIGITAL INFORMATION CORPORATION

                           AMENDED 1997 STOCK PURCHASE PLAN


SECTION 1.  PURPOSE

     The purposes of the Advanced Digital Information Corporation Amended 1997 Stock Purchase Plan (the "Plan") are to (a) assist team members of Advanced Digital Information Corporation, a Washington corporation (the "Company"), and its subsidiary corporations in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and (b) help team members provide for their future security and encourage them to remain in the employ of the Company and its subsidiary corporations. Stock purchased under the Plan may be paid for by regular payroll deductions. Only employees of the Company and its designated subsidiary corporations are eligible to participate in the Plan, and participation is voluntary.

SECTION 2.  DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Company's Compensation and Stock Option Committee or another committee appointed by the Board and given authority by the Board to administer the Plan.

     "Company" means Advanced Digital Information Corporation, a Washington corporation.

     "Designated Subsidiary" has the meaning set forth under the definition of "Eligible Team Member" in this Section 2.

     "Eligible Compensation" means all regular cash compensation, including overtime, cash bonuses and commissions. Regular cash compensation does not include severance pay, hiring and relocation bonuses, pay in lieu of vacation or sick leave, or any other special payments, or any gain from stock option exercises.

     "Eligible Team Member" means any employee (a "Team Member") of the Company, or any Subsidiary Corporation designated by the Board or the Committee (a "Designated Subsidiary"), who is in the employ of the Company (or any Designated Subsidiary) on one or more Offering Dates and who meets the following criteria:

     (a) the Team Member does not, immediately after the Option is granted, own stock (as defined by the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporations;

     (b)  the Team Member has been employed for at least one month;

     (c) the Team Member's customary employment is for more than 20 hours per week; and

     (d) the Team Member's customary employment is for more than five months in any calendar year.

     If the Company permits any employee of a Designated Subsidiary to participate in the Plan, then all employees of that Designated Subsidiary who meet the requirements of this paragraph shall also be considered Eligible Team Members.

     "Enrollment Period" has the meaning set forth in Section 6.1.

     "SPP Broker" has the meaning set forth in Section 10.

     "Offering" has the meaning set forth in Section 5.1.

     "Offering Date" means the first day of an Offering.

     "Offering Period" has the meaning set forth in Section 5.1.

     "Option" means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.

     "Parent Corporation" means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     "Participant" means any Eligible Team Member who has elected to participate in an Offering in accordance with the procedures set forth in Section 6.1 and who has not withdrawn from the Plan or whose participation in the Plan is not terminated.

     "Plan" means the Advanced Digital Information Corporation Amended 1997 Stock Purchase Plan.

     "Plan Administrator" has the meaning set forth in Section 3.1.

     "Purchase Date" means the last day of each Purchase Period.

     "Purchase Period" has the meaning set forth in Section 5.2.

     "Purchase Price" has the meaning set forth in Section 8.

     "Stock" means the Common Stock, no par value, of the Company.

     "Subscription" has the meaning set forth in Section 6.1.

     "Subsidiary Corporation" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3.  ADMINISTRATION

     3.1  PLAN ADMINISTRATOR

     The Plan shall be administered by the Board or the Committee or, if and to the extent the Board or the Committee designates an executive officer of the Company to administer the Plan, by such executive officer.

     3.2  ADMINISTRATION AND INTERPRETATION BY THE PLAN ADMINISTRATOR

     Subject to the provisions of the Plan, the Plan Administrator shall have the authority, in its sole discretion, to determine all matters relating to Options granted under the Plan, including all terms, conditions, restrictions and limitations of Options; provided, however, that all Participants granted Options pursuant to the Plan shall have the same rights and privileges within the meaning of Code Section 423. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, unless revised by the Board or the Committee, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's other officers or employees as the Plan Administrator so determines.

SECTION 4.  STOCK SUBJECT TO PLAN

     Subject to adjustment from time to time as provided in Section 19, a maximum of 500,000 shares of Stock may be sold under the Plan. Shares sold under the Plan shall be drawn from authorized and unissued shares or shall be shares acquired by the Company. Any shares of Stock subject to an Option that cease to be subject to the Option (other than by reason of exercise of the Option), including, without limitation, in connection with the cancellation or termination of the Option, shall again be available for sale in connection with future grants of Options under the Plan.

SECTION 5.  OFFERING DATES

     5.1  OFFERING PERIODS

     The Plan shall be implemented by a series of offerings (each, an "Offering"). Except as otherwise set forth below, Offerings shall commence on March 1 and September 1 of each year and end on the next August 31 and February 28 (or February 29 when applicable), respectively, occurring thereafter. Notwithstanding the foregoing, the Board or the Committee may establish (a) a different term for one or more future Offerings and
(b) different commencing and ending dates for such Offerings; provided, however, that an offering period (the "Offering Period") may not exceed five years; and provided, further, that if the Purchase Price may be less than 85% of the fair market value of the Stock on the Purchase Date, the Offering Period may not exceed 27 months. In the event the first or the last day of an Offering Period is not a regular business day, then the first day of the Offering Period shall be deemed to be the next regular business day and the last day of the Offering Period shall be deemed to be the last preceding regular business day. A Team Member who becomes eligible to participate in the Plan after an Offering Period has commenced shall not be eligible to participate in such Offering but may participate in any subsequent Offering, provided that such Team Member is still an Eligible Team Member as of the commencement of any such subsequent Offering. Eligible Team Members may not participate in more than one Offering at a time.

     5.2  PURCHASE PERIODS

     Each Offering Period shall consist of one or more consecutive purchase periods (each, a "Purchase Period"). Except as otherwise set forth below, Purchase Periods shall commence on March 1 and September 1 of each year and end on the next February 28 (or February 29 when applicable) and August 31, respectively, occurring thereafter. Notwithstanding the foregoing, the Board or the Committee may establish for any future Offering (a) different terms for one or more Purchase Periods within the Offering Period and (b) different commencing dates and Purchase Dates for any such Purchase Periods. The last day of each Purchase Period shall be the Purchase Date for such Purchase Period. In the event the first or last day of a Purchase Period is not a regular business day, then the first day of the Purchase Period shall be deemed to be the next regular business day and the last day of the Purchase Period shall be deemed to be the last preceding regular business day.

SECTION 6.  PARTICIPATION IN THE PLAN

     6.1  INITIAL PARTICIPATION

     An Eligible Team Member shall become a Participant on the first Offering Date after satisfying the eligibility requirements and delivering to the Plan Administrator during the enrollment period established by the Plan Administrator (the "Enrollment Period") a subscription (the "Subscription"):

     (a) indicating the Eligible Team Member's election to participate in the Plan;

     (b) authorizing payroll deductions and stating the amount to be deducted regularly from the Participant's pay; and

     (c) authorizing the purchase of Stock for the Participant in each Purchase Period.

     An Eligible Team Member who does not deliver a Subscription to the Plan Administrator during the Enrollment Period shall not participate in the Plan for that Offering Period or any subsequent Offering Period unless such Eligible Team Member subsequently enrolls in the Plan by delivering a Subscription to the Plan Administrator during the Enrollment Period for such subsequent Offering Period. The Plan Administrator may, from time to time, change the Enrollment Period for any future Offering as deemed advisable by the Plan Administrator in its, his or her sole discretion for the proper administration of the Plan.

     6.2  CONTINUED PARTICIPATION

     Unless the Plan Administrator determines otherwise for any future Offering, a Participant shall automatically participate in the next Offering Period until such time as the Participant withdraws from the Plan pursuant to Section 11.1 or terminates employment as provided in Section 12.

SECTION 7.  LIMITATIONS ON RIGHT TO PURCHASE SHARES

     7.1  $25,000 LIMITATION

     No Participant shall be entitled to purchase Stock under the Plan (or any other employee stock purchase plan that is intended to meet the requirements of Code Section 423 sponsored by the Company, any Parent Corporation or any Subsidiary Corporation) at a rate that exceeds $25,000 in fair market value, determined as of the Offering Date for each Offering Period (or such other limit as may be imposed by the Code), for each calendar year in which a Participant participates in the Plan (or any other employee stock purchase plan described in this Section 7.1).

     7.2  PRO RATA ALLOCATION

     In the event the number of shares of Stock that might be purchased by all Participants in the Plan exceeds the number of shares of Stock available in the Plan, the Plan Administrator shall make a pro rata allocation of the remaining shares of Stock in as uniform a manner as shall be practicable and as the Plan Administrator shall determine to be equitable. Fractional shares may be issued under the Plan unless the Board or the Committee determines otherwise.

SECTION 8.  PURCHASE PRICE

     The purchase price (the "Purchase Price") at which Stock may be acquired in an Offering pursuant to the exercise of all or any portion of an Option granted under the Plan shall be 85% of the lesser of (a) the fair market value of the Stock on the Offering Date of such Offering and (b) the fair market value of the Stock on the Purchase Date. Notwithstanding the foregoing, the Board or the Committee may establish a different Purchase Price for any future Offering, which shall not be less than 85% of the lesser of (a) the fair market value of the Stock on the Offering Date of such Offering and (b) the fair market value of the Stock on the

Purchase Date. The fair market value of the Stock on the Offering Date or on the Purchase Date shall be the average of the high and low per share trading prices for the Stock as reported for such day by the Nasdaq National Market. If no sales of the Stock were made on the Nasdaq National Market on the transaction date, fair market value shall mean the average of the high and low per share trading prices for the Stock as reported for the next preceding day on which sales of the Stock were made on the Nasdaq National Market.

SECTION 9.  PAYMENT OF PURCHASE PRICE

     9.1  GENERAL RULES

     Stock that is acquired pursuant to the exercise of all or any portion of an Option may be paid for only by means of payroll deductions from the Participant's Eligible Compensation. Except as set forth in this Section 9, the amount of compensation to be withheld from a Participant's Eligible Compensation during each pay period shall be determined by the Participant's Subscription.

     9.2  CHANGE NOTICES

     Unless otherwise determined by the Plan Administrator for any future Offering, a Participant may not elect during an Offering Period to increase or decrease the amount withheld from his or her compensation in future pay periods.

     9.3  PERCENT WITHHELD

     The amount of payroll withholding with respect to the Plan for any Participant during any pay period shall be at least $10, but shall not exceed 10% of the Participant's Eligible Compensation for such pay period. Amounts shall be withheld only in whole percentages or increments of $10.

     9.4  PAYROLL DEDUCTIONS

     Payroll deductions shall commence on the first payday following the Offering Date and shall continue through the last payday of the Offering Period unless sooner altered or terminated as provided in the Plan.

     9.5  MEMORANDUM ACCOUNTS

     Individual accounts shall be maintained for each Participant for memorandum purposes only. All payroll deductions from a Participant's compensation shall be credited to such account but shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

     9.6  NO INTEREST

     No interest shall be paid on payroll deductions received or held by the Company.

     9.7  ACQUISITION OF STOCK

     On each Purchase Date of an Offering Period, each Participant shall automatically acquire, pursuant to the exercise of the Participant's Option, the number of shares of Stock arrived at by dividing the total amount of the Participant's accumulated payroll deductions for the Purchase Period by the Purchase Price; provided, however, that the number of shares of Stock purchased by the Participant shall not exceed the number of whole shares of Stock so determined, if the Board or the Committee has determined for any future Offering that fractional shares may not be issued under the Plan.

     9.8  CARRYOVER OF ACCOUNT

     Any cash balance remaining in the Participant's account at the termination of each Offering shall be refunded to the Participant as soon as practical after the Purchase Date without the payment of any interest; provided, however, that if the Participant reenrolls in the next Offering, any cash balance remaining in the Participant's account shall be applied to the purchase of Stock in the new Offering.

     9.9  WITHHOLDING OBLIGATIONS

     At the time the Option is exercised, in whole or in part, or at the time some or all of the Stock is disposed of, the Participant shall make adequate provision for federal and state withholding obligations of the Company, if any, that arise upon exercise of the Option or upon disposition of the Stock. The Company may, but shall not be obligated to, withhold from the Participant's compensation the amount necessary to meet such withholding obligations.

     9.10 TERMINATION OF PARTICIPATION

     No Stock shall be purchased on behalf of a Participant on a Purchase Date if his or her participation in the Plan has terminated prior to such Purchase Date.

     9.11 PROCEDURAL MATTERS

     The Plan Administrator may, from time to time, establish (a) limitations on the frequency and/or number of any permitted changes in the amount withheld during an Offering, (b) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (c) payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, and
(d) such other limitations or procedures as deemed advisable by the Plan Administrator, in its sole discretion, that are consistent with the Plan and in accordance with the requirements of Code Section 423.

     9.12 LEAVES OF ABSENCE

     During leaves of absence approved by the Company and meeting the requirements of the applicable Treasury Regulations promulgated under the Code, a Participant may continue participation in the Plan by delivering cash payments to the Plan Administrator on the Participant's normal paydays equal to the amount of his or her payroll deduction under the Plan had the Participant not taken a leave of absence.

SECTION 10.  STOCK PURCHASED UNDER THE PLAN

     10.1 SPP BROKER

     If the Plan Administrator designates or approves a stock brokerage or other financial services firm (the "SPP Broker") to hold shares purchased under the Plan for the accounts of Participants, the following procedures shall apply. Promptly following each Purchase Date, the number of shares of Stock purchased by each Participant shall be deposited into an account established in the Participant's name with the SPP Broker. A Participant shall be free to undertake a disposition of the shares of Stock in his or her account at any time, but, in the absence of such a disposition, the shares of Stock must remain in the Participant's account at the SPP Broker until the holding period set forth in Code Section 423 has been satisfied. With respect to shares of Stock for which the Code Section 423 holding periods have been satisfied, the Participant may move those shares of Stock to another brokerage account of the Participant's choosing or request that a stock certificate be issued and delivered to him or her. A Participant who is not subject to payment of U.S. income taxes may move his or her shares of Stock to another brokerage account of his or her choosing or request that a stock certificate be delivered to him or her at any time, without regard to the Code Section 423 holding period.

     10.2 NOTICE OF DISPOSITION

     By entering the Plan, each Participant agrees to promptly give the Company notice of any Stock disposed of within the later of one year from the Purchase Date and two years from the Offering Date for such Stock, showing the number of such shares disposed of and the Purchase Date and Offering Date for such Stock. This notice shall not be required if and so long as the Company has a designated SPP Broker.

SECTION 11.  VOLUNTARY WITHDRAWAL

     11.1 WITHDRAWAL FROM THE PLAN

     A Participant may withdraw from the Plan by delivering to the Plan Administrator a notice of withdrawal in the form required by the Plan Administrator for such purpose. Any withdrawal from an Offering shall constitute a withdrawal from the Plan unless the Board or the Committee determines for any future Offerings that withdrawal from an Offering shall not result in a withdrawal from the Plan and any succeeding Offering. Such notice must be delivered at least ten days prior to the end of the Purchase Period for which such withdrawal is to be effective or by any other date specified by the Plan Administrator for any future Offering. If a Participant withdraws after the Purchase Date for a Purchase Period of an Offering, the withdrawal shall not affect Stock acquired by the Participant in that Purchase Period and any earlier Purchase Periods. In the event a Participant voluntarily elects to withdraw from the Plan, the withdrawing Participant may not resume participation in the Plan during the same Offering Period but may participate in any subsequent Offering under the Plan by again satisfying the definition of a Participant.

     11.2 RETURN OF PAYROLL DEDUCTIONS

     Upon withdrawal from the Plan pursuant to Section 11.1, the withdrawing Participant's accumulated payroll deductions that have not been applied to the purchase of Stock shall be returned as soon as practical after the withdrawal, without the payment of any interest, to the Participant, and the Participant's interest in the Offering shall terminate. Such accumulated payroll deductions may not be applied to any other Offering and the Plan under the Plan.

SECTION 12.  TERMINATION OF EMPLOYMENT

     Termination of a Participant's employment with the Company for any reason, including retirement, disability or death, or the failure of a Participant to remain an Eligible Team Member, shall immediately terminate the Participant's participation in the Plan. The payroll deductions credited to the Participant's account since the last Purchase Date shall, as soon as practical, be returned to the Participant or, in the case of a Participant's death, to the Participant's legal representative, and all the Participant's rights under the Plan shall terminate. Interest shall not be paid on sums returned to a Participant pursuant to this Section 12.

SECTION 13.  RESTRICTIONS UPON ASSIGNMENT

     An Option granted under the Plan shall not be transferable otherwise than by will or by the applicable laws of descent and distribution and shall be exercisable during the Participant's lifetime only by the Participant. The Plan Administrator will not recognize, and shall be under no duty to recognize, any assignment or purported assignment by a Participant, other than by will or by the applicable laws of descent and distribution, of the Participant's interest in the Plan, of his or her Option, or of any rights under his or her Option.

SECTION 14.  NO RIGHTS OF SHAREHOLDER UNTIL SHARES ISSUED

     With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a shareholder of the Company, and he or she shall not have any of the rights or privileges of a shareholder. A

Participant shall have the rights and privileges of a shareholder of the Company when, but not until, the shares have been issued following exercise of the Participant's Option.

SECTION 15.  AMENDMENT OF THE PLAN

     The Board or the Committee may amend the Plan in such respects as it shall deem advisable; provided, however, that, to the extent required for compliance with Code Section 423 or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which Options may be granted under the Plan, (b) modify the class of employees eligible to receive Options, or (c) otherwise require shareholder approval under any applicable law or regulation.

SECTION 16.  TERMINATION OF THE PLAN

     The Board may suspend or terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate on, and no Options shall be granted after, August 20, 2007, except that such termination shall have no effect on Options granted prior thereto. No Options shall be granted during any period of suspension of the Plan.

SECTION 17.  NO RIGHTS AS AN EMPLOYEE

     Nothing in the Plan shall be construed to give any person (including any Eligible Team Member or Participant) the right to remain in the employ of the Company or a Subsidiary Corporation or to affect the right of the Company and the Subsidiary Corporations to terminate the employment of any person (including any Eligible Team Member or Participant) at any time with or without cause.

SECTION 18.  EFFECT UPON OTHER PLANS

     The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary Corporation.
Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary Corporation to (a) establish any other forms of incentives or compensation for employees of the Company or any Subsidiary Corporation or
(b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 19.  ADJUSTMENTS

     19.1 ADJUSTMENT OF SHARES

     In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Stock, then (subject to any required action by the Company's shareholders), the Board or the Committee, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4 and (ii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities. The determination by the Board or the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.

     19.2 MERGER, ACQUISITION OR LIQUIDATION OF THE COMPANY

     In the event of the merger or consolidation of the Company into another corporation, the acquisition by another corporation of all or substantially all of the Company's assets, or the liquidation or dissolution of the Company, the Purchase Date with respect to outstanding Options shall be the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation or dissolution unless the Board or the Committee shall, in its sole discretion, provide for the assumption or substitution of such Options in a manner complying with Code Section 424(a).

     19.3 LIMITATIONS

     The grant of Options will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 20.  REGISTRATION

     The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state securities laws, any shares of Stock. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

SECTION 21.  EFFECTIVE DATE

     The Plan's effective date is the date on which it is approved by the Company's shareholders.

                                                                     APPENDIX B


                       ADVANCED DIGITAL INFORMATION CORPORATION

                                1996 STOCK OPTION PLAN


                                SECTION 1.    PURPOSE

      The purpose of the Advanced Digital Information Corporation 1996 Stock Option Plan (the "Plan") is to enhance the long-term shareholder value of Advanced Digital Information Corporation, a Washington corporation (the "Company"), by offering opportunities to employees, directors, officers, consultants, agents, advisors and independent contractors of the Company and its Subsidiaries (as defined in Section 2) to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

                              SECTION 2.    DEFINITIONS

      For purposes of the Plan, the following terms shall be defined as set forth below:

2.1   AWARD

      "Award" means an award or grant made to a Participant pursuant to the Plan, including awards or grants of Incentive Stock Options and Nonqualified Stock Options or any combination thereof.

2.2   BOARD

      "Board" means the Board of Directors of the Company.

2.3 CAUSE

      "Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

2.4   CODE

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.5   COMMON STOCK

      "Common Stock" means the common stock, no par value, of the Company.

2.6   CORPORATE TRANSACTION

      "Corporate Transaction" means any of the following events:

          (a) Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation own less than 66-2/3% of the outstanding voting securities of the surviving corporation;

          (b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation (as the term "subsidiary corporation" is defined in Section 8.3) of the Company;

          (c) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company; or

          (d) Acquisition by a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date of adoption of the Plan) of the Exchange Act of a majority or more of the Company's outstanding voting securities (whether directly or indirectly, beneficially or of record). Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) pursuant to the Exchange Act.

2.7   DISABILITY

      "Disability" means "disability" as that term is defined for purposes of
Section 22(e)(3) of the Code.


2.8   ELIGIBLE DIRECTOR

      "Eligible Director" means a member of the Board who is not also an employee of the Company or any "parent corporation" or "subsidiary corporation" (as those terms are defined in Section 8.3) of the Company.

2.9   EXCHANGE ACT

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.10  FAIR MARKET VALUE

      "Fair Market Value" shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the average of the high and the low selling price for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing selling price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value.

2.11  GOOD REASON

      "Good Reason" means the occurrence of any of the following events or conditions and the failure of the Successor Corporation to cure such event or condition within 30 days after receipt of written notice by the Holder:

          (a) a change in the Holder's status, title, position or responsibilities (including reporting responsibilities) that, in the Holder's reasonable judgment, represents a substantial reduction in the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Holder of any duties or responsibilities that, in the Holder's reasonable judgment, are materially inconsistent with such status, title, position or responsibilities; or any removal of the Holder from or failure to reappoint or reelect the Holder to any of such positions, except in connection with the termination of the Holder's employment for Cause, for Disability or as a result of his or her death, or by the Holder other than for Good Reason;

          (b)  a reduction in the Holder's annual base salary;

          (c) the Successor Corporation's requiring the Holder (without the Holder's consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Successor Corporation's business that is not materially greater than such travel requirements prior to the Corporate Transaction;

          (d) the Successor Corporation's failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Holder was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Holder with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction;

          (e) any material breach by the Successor Corporation of its obligations to the Holder under the Plan or any substantially equivalent plan of the Successor Corporation; or

          (f) any purported termination of the Holder's employment or service for Cause by the Successor Corporation that does not comply with the terms of the Plan or any substantially equivalent plan of the Successor Corporation.

2.12  GRANT DATE

      "Grant Date" means the date the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Award is to be granted, or the date an Option is automatically granted pursuant to Section 9.

2.13  HOLDER

      "Holder" means the Participant to whom an Award is granted or, for a Holder who has died, the personal representative of the Holder's estate, the person(s) to whom the Holder's rights under the Award have passed by will or by the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 10.

2.14  INCENTIVE STOCK OPTION

      "Incentive Stock Option" means an Option to purchase Common Stock granted under Section 7 with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

2.15  NONQUALIFIED STOCK OPTION

      "Nonqualified Stock Option" means an Option to purchase Common Stock granted under Section 7 other than an Incentive Stock Option.

2.16  OPTION

      "Option" means the right to purchase Common Stock granted under
Section 7.

2.17  PARTICIPANT

      "Participant" means an individual who is a Holder of an Award or, as the context may require, any employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary who has been designated by the Plan Administrator as eligible to participate in the Plan.

2.18  PLAN ADMINISTRATOR

      "Plan Administrator" means the Board or any committee of the Board designated to administer the Plan under Section 3.1.

2.19  SECURITIES ACT

      "Securities Act" means the Securities Act of 1933, as amended.

2.20  SUBSIDIARY

      "Subsidiary," except as provided in Section 8.3 in connection with Incentive Stock Options, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

2.21  SUCCESSOR CORPORATION

      "Successor Corporation" has the meaning set forth under Section 12.2.

                            SECTION 3.    ADMINISTRATION

3.1   PLAN ADMINISTRATOR

      The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. If and so long as the Common Stock is registered under
Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator of the Plan with respect to any persons subject or likely to become subject to Section 16 under the Exchange Act the provisions regarding
(a) "outside directors" as contemplated by Section 162(m) of the Code and
(b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2   ADMINISTRATION AND INTERPRETATION BY THE PLAN ADMINISTRATOR

      Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

                      SECTION 4.    STOCK SUBJECT TO THE PLAN

4.1   AUTHORIZED NUMBER OF SHARES

      Subject to adjustment from time to time as provided in Section 12.1, a maximum of 1,025,000 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares.

4.2   LIMITATIONS

      Subject to adjustment from time to time as provided in Section 12.1, not more than 100,000 shares of Common Stock may be made subject to Awards under the Plan to any individual Participant in the aggregate in any one fiscal year of the Company, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under
Section 162(m) of the Code.

4.3   REUSE OF SHARES

      Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for in shares), shall again be available for issuance in connection with future grants of Awards under the Plan; provided, however, that any such shares shall be counted in accordance with the requirements of Section 162(m) of the Code.

                             SECTION 5.    ELIGIBILITY

      Awards may be granted under the Plan to those officers, directors and key employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects; provided, however, that Eligible Directors shall be eligible to receive Awards only under Section 9. Awards may also be made to consultants, agents, advisors and independent contractors who provide services to the Company and its Subsidiaries.

                                SECTION 6.    AWARDS

6.1   FORM AND GRANT OF AWARDS

      The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may consist of Incentive Stock Options and/or Nonqualified Stock Options.
Awards may be granted singly or in combination.

6.2   ACQUIRED COMPANY AWARDS

      Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants and Holders.

                          SECTION 7.    AWARDS OF OPTIONS

7.1   GRANT OF OPTIONS

      The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2   OPTION EXERCISE PRICE

      The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the Grant Date.

7.3   TERM OF OPTIONS

      The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be five years from the Grant Date.

7.4   EXERCISE OF OPTIONS

      The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

     Period of Holder's Continuous Employment or
     Service With the Company or Its Subsidiaries       Percent of Total Option
            From the Option Grant Date                    That Is Exercisable
            --------------------------                    -------------------

                   After 1 year                                    25%

                   After 2 years                                   50%

                   After 3 years                                   75%

                   After 4 years                                  100%

      To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5. The Plan Administrator may determine at any time that an Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

7.5   PAYMENT OF EXERCISE PRICE

      The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or check, or, unless the Plan Administrator at any time determines otherwise, a combination of cash and/or check and one or both of the following alternative forms: (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price; or
(b) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board. In addition, the exercise price for shares purchased under an Option may be paid either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.5, by (y) a promissory note delivered pursuant to Section 10 or (z) such other consideration as the Plan Administrator may permit.

7.6   POST-TERMINATION EXERCISES

      The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

      In case of termination of the Holder's employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only within three months after the date the Holder ceases to be an employee, director, officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary if termination of the Holder's employment or services is for any reason other than Disability and only within one year after the date of such termination by reason of Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder's death may be exercised, at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option, to the extent of the number of shares purchasable by the Holder at the date of the Holder's death, by the personal representative of the Holder's estate, the person(s) to whom the Holder's rights under the Award have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 11. Any portion of an Option that is not exercisable on the date of termination of the Holder's employment or services shall terminate on such date, unless the Plan Administrator determines otherwise. In case of termination of the Holder's employment or services for Cause, the Option shall automatically terminate upon first notification to the Holder of such termination, unless the Plan Administrator determines otherwise. If a Holder's employment or services with the Company are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder's rights under any Option likewise shall be suspended during the period of investigation.

      A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. The effect of a Company-approved leave of absence on the terms and conditions of an option shall be determined by the Plan Administrator, in its sole discretion.

                  SECTION 8.    INCENTIVE STOCK OPTION LIMITATIONS

      To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1   DOLLAR LIMITATION

      To the extent the aggregate Fair Market Value (determined as of the Grant
Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2   10% SHAREHOLDERS

      If a Participant owns more than 10% of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years. The determination of 10% ownership shall be made in accordance with
Section 422 of the Code.

8.3   ELIGIBLE EMPLOYEES

      Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of
Section 422 of the Code.

8.4   TERM

      The term of an Incentive Stock Option shall not exceed 10 years.

8.5   EXERCISABILITY

      To qualify for Incentive Stock Option tax treatment, an Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death, except that, in the case of termination of employment due to total disability, such Option must be exercised within one year after such termination. Employment shall not be deemed to continue beyond the first 90 days of a leave of absence unless the Participant's reemployment rights are guaranteed by statute or contract. For purposes of this Section 8.5, "total disability" shall mean a mental or physical impairment of the Participant which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the Participant to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

8.6   TAXATION OF INCENTIVE STOCK OPTIONS

      In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares issued upon the exercise of an Incentive Stock Option for two years after the Grant Date of the Incentive Stock Option and one year from the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Plan Administrator may require a Participant to give the Company prompt notice of any disposition of shares acquired by the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7   PROMISSORY NOTES

      The amount of any promissory note delivered pursuant to Section 10 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

              SECTION 9.    AWARDS OF OPTIONS TO NONEMPLOYEE DIRECTORS

     Notwithstanding any other provision of the Plan to the contrary, grants to Eligible Directors shall be made only pursuant to the terms and conditions set forth below.

9.1   ANNUAL GRANTS

      Commencing with the Company's 1997 Annual Meeting of Shareholders, each Eligible Director shall automatically receive a grant of an Option to purchase 2,000 shares of Common Stock immediately following each year's Annual Meeting of Shareholders ("Annual Grants"). Annual Grants shall vest and become exercisable upon the optionee's continued service as a director until the next Annual Meeting of Shareholders after the Grant Date.

9.2   INITIAL GRANTS

      Each Eligible Director shall automatically receive a grant of an Option to purchase 5,500 shares of Common Stock immediately following his or her initial election or appointment to the Board ("Initial Grants"). Initial Grants shall vest and become exercisable as follows: Options for 1,375 shares shall become exercisable on and after one year after the Grant Date, and Options for an additional 1,375 shares shall become exercisable on and after each of the three succeeding anniversaries of the Grant Date.

9.3   NONQUALIFIED STOCK OPTIONS; TERM OF OPTIONS

      Options granted to an Eligible Director under the Plan shall constitute Nonqualified Stock Options. The term of each Option granted under this
Section 9 shall be five years from the Grant Date.

9.4   OPTION EXERCISE PRICE

      The exercise price for shares purchased under an Option granted under this
Section 9 shall be the Fair Market Value of the Common Stock on the Grant Date.

9.5   POST-TERMINATION EXERCISES

      In case of termination of the Holder's services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only within three months after the date the Holder ceases to be a director of the Company if such termination is for reasons other than Disability and only within one year if such termination is by reason of Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder's death may be exercised, to the extent of the number of shares purchasable by the Holder at the date of the Holder's death, by the personal representative of the Holder's estate entitled thereto at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option. In case of termination of the Holder's services for Cause, the Option shall automatically terminate upon first notification to the Holder of such termination. If a Holder's services with the Company are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder's rights under any Option likewise shall be suspended during the period of investigation.

9.6   CORPORATE TRANSACTION

      In the event of a Corporate Transaction, each Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested, except that such acceleration will not occur if, in the opinion of the Company's accountants, it would render unavailable "pooling of interests" accounting for a Corporate Transaction that would otherwise qualify for such accounting treatment. All such Awards not exercised prior to that time shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction.

9.7   AVAILABILITY OF SHARES

      The Options provided for in this Section 9 are subject to the availability of shares under the Plan. If at the date of any grant under this Section 9 there are insufficient shares of Common Stock available to satisfy the grants in whole, then the shares available shall be divided by the number of Eligible Directors then entitled to a grant and each such Eligible Director shall be granted an Option for that number of shares.

9.8   OTHER TERMS APPLICABLE

      Except as otherwise provided in this Section 9, Options granted to Eligible Directors shall be subject to the terms and conditions of the Plan applicable to other Participants.

      SECTION 10.    LOANS, INSTALLMENT PAYMENTS AND LOAN GUARANTEES

      To assist a Holder (including a Holder who is an officer or director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (a) the extension of a loan to the Holder by the Company,
(b) the payment by the Holder of the purchase price, if any, of the Common Stock in installments, or (c) the guarantee by the Company of a loan obtained by the Holder from a third party. The terms of any loans, installment payments or loan guarantees, including the interest rate and terms of repayment, will be subject to the Plan Administrator's discretion. Loans, installment payments and loan guarantees may be granted with or without security. The maximum credit available is the purchase price, if any, of the Common Stock acquired, plus the maximum federal and state income and employment tax liability that may be incurred in connection with the acquisition.

                         SECTION 11.    ASSIGNABILITY

      No Award granted under the Plan may be pledged, assigned or transferred by the Holder other than by will or by the laws of descent and distribution, and during the Holder's lifetime, such Awards may be exercised only by the Holder. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder's death; provided, however, that any Award so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Award.

                              SECTION 12.    ADJUSTMENTS

12.1  ADJUSTMENT OF SHARES

      In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and class of securities subject to the Plan as set forth in Section 4.1, (ii) the number and class of securities that may be made subject to Awards to any individual Participant as set forth in Sections 4.2, 9.1, 9.2 and 9.3 and
(iii) the number and class of securities subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

12.2  CORPORATE TRANSACTION

      Except as otherwise provided in the instrument that evidences the Award, in the event of a Corporate Transaction, each Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested, except that such acceleration will not occur if, in the opinion of the Company's accountants, it would render unavailable "pooling of interests" accounting for a Corporate Transaction that would otherwise qualify for such accounting treatment. Except for Options granted pursuant to
Section 9, such Award shall not so accelerate, if and to the extent (a) such Award is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof (the "Successor Corporation") or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation or, (b) such Award is to be replaced with a cash incentive program of the Successor Corporation that preserves the spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award. The determination of Award comparability under clause (a) above shall be made by the Plan Administrator, and its determination shall be conclusive and binding. All such Awards shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent such Awards (other than Options granted pursuant to Section 9) are assumed by the Successor Corporation. Any such Awards that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall be accelerated in the event the Holder's employment or services should subsequently terminate within two years following such Corporate Transaction, unless such employment or services are terminated by the Successor Corporation for Cause or by the Holder voluntarily without Good Reason. Notwithstanding the foregoing, no Incentive Stock Option shall become exercisable pursuant to this Section 12.2 without the Holder's consent, if the result would be to cause such Option not to be treated as an Incentive Stock Option (whether by reason of the annual dollar limitation described in Section 8.1 or otherwise).

12.3  FURTHER ADJUSTMENT OF AWARDS

      Subject to the preceding Section 12.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards (other than Options granted pursuant to Section 9). Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, alternate forms and amounts of payments and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such actions before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

12.4  LIMITATIONS

      The grant of Awards will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                              SECTION 13.    WITHHOLDING

      The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant or exercise of any Award. In such instances, subject to the Plan and applicable law and unless the Plan Administrator determines otherwise, the Holder may satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any shares of Common Stock issuable pursuant to an Award or from any cash amounts otherwise due or to become due from the Company to the Participant an amount equal to such taxes. The Company may also deduct from any Award any other amounts due from the Participant to the Company or a Subsidiary.

               SECTION 14.    AMENDMENT AND TERMINATION OF PLAN

14.1  AMENDMENT OF PLAN

      The Plan may be amended by the shareholders of the Company. The Board may also amend the Plan in such respects as it shall deem advisable; however, to the extent required for compliance with Section 422 of the Code or any applicable law or regulation, shareholder approval will be required for any amendment that will (a) increase the aggregate number of shares as to which Awards may be granted, (b) modify the class of employees eligible to receive Awards, or
(c) otherwise require shareholder approval under any applicable law or regulation.

14.2  TERMINATION OF PLAN

      The Company's shareholders or the Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the earlier of the Plan's adoption by the Board or approval by the shareholders.

14.3  CONSENT OF HOLDER

      The amendment or termination of the Plan shall not, without the consent of the Holder of any Award under the Plan, impair or diminish any rights or obligations under any Award theretofore granted under the Plan.

      Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Holder, be made in a manner so as to constitute a "modification" that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option.

                       SECTION 15.    GENERAL

15.1  AWARD AGREEMENTS

      Awards granted under the Plan shall be evidenced by a written agreement which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with the Plan.

15.2  CONTINUED EMPLOYMENT OR SERVICES; RIGHTS IN AWARDS

      None of the Plan, participation in the Plan as a Participant or any action of the Plan Administrator taken under the Plan shall be construed as giving any Participant or employee of the Company any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of the Participant.

15.3  REGISTRATION; CERTIFICATES FOR SHARES

      The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

      Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

15.4  NO RIGHTS AS A SHAREHOLDER

      No Award shall entitle the Holder to any dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award, free of all applicable restrictions.

15.5  COMPLIANCE WITH LAWS AND REGULATIONS

      Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "incentive stock option" within the meaning of Section 422 of the Code.

15.6  NO TRUST OR FUND

      The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

15.7  SEVERABILITY

      If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

                         SECTION 16.    EFFECTIVE DATE

      The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by the Company's shareholders at any time within 12 months of such adoption.

PROXY


                   ADVANCED DIGITAL INFORMATION CORPORATION
                              10201 WILLOWS ROAD
                                P.O. BOX 97057
                            REDMOND, WA 98073-9757

          PROXY FOR ANNUAL MEETING OF SHAREHOLDERS FEBRUARY 25, 1998 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Peter H. van Oppen and Charles H. Stonecipher, and either of them, with full powers of substitution, attorneys and proxies to vote all shares of stock of the undersigned entitled to vote at the Annual Meeting of Shareholders of Advanced Digital Information Corporation ("ADIC") to be held at the Hyatt Regency Bellevue at Bellevue Place, 900 Bellevue Way N.E., Bellevue, Washington on Wednesday, February 25, 1998 at 10 a.m. and any adjournment or postponements thereof with all powers the undersigned would possess if personally present:



              IMPORTANT - PLEASE DATE AND SIGN ON THE OTHER SIDE.






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

          Please mark your votes as indicated in this example  /X/




THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" ITEMS 2 AND 3:

1. ELECTION OF DIRECTORS
NOMINEES:  Walter P. Kistler
Walter F. Walker

     FOR ALL NOMINEES
(EXCEPT AS INDICATED TO THE
      CONTRARY BELOW)
            / /


WITHHOLD AUTHORITY
   to vote for
   all nominees
       / /


(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR
ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN
THE SPACE PROVIDED BELOW.)

_____________________________________________________


2. APPROVAL OF AMENDED 1997 STOCK PURCHASE PLAN

FOR          AGAINST          ABSTAIN
/ /            / /              / /


3. APPROVAL OF AMENDMENT TO 1996 STOCK OPTION PLAN

FOR          AGAINST          ABSTAIN
/ /            / /              / /


THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. UNLESS REVOKED OR OTHERWISE INSTRUCTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1, "FOR" ITEMS 2 AND 3 AND WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES UPON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE BOARD OF DIRECTORS AT PRESENT KNOWS OF NO OTHER MATTERS TO BE BROUGHT BEFORE THE MEETING.




Signature of Shareholder(s)___________________________   Dated___________, 1998

PLEASE SIGN AS YOUR NAME APPEARS. Trustees, Guardians, Personal and other Representatives, please indicate full titles.

            PLEASE DATE AND MAIL IN ENCLOSED POSTAGE-PAID ENVELOPE.
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